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                                                              EXHIBIT 10.18

                CONTRACT TO BUY AND SELL COMMERCIAL REAL ESTATE


     This Real Estate Contract (the "Contract" or "Agreement") is made this 6th day of May, 1996, by and between National Gaming Companies, Inc., a Minnesota Corporation (hereinafter "Buyer") and E. Wayne Moore and Sarah A. Moore (hereinafter "Seller").

                                    RECITALS

     A. Seller is the owner of certain real property and improvements thereon, situate in the County of Teller, State of Colorado, and desires to sell same to Buyer, and Buyer desires to purchase the property from Seller, on the terms and conditions set forth herein.

     NOW, THEREFORE, in consideration of the mutual covenants below, and for other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

     1. Property. Buyer agrees to buy and Seller agrees to sell on the terms and conditions set forth in this Contract the following described real property (the "Real Property") located in the County of Teller, State of Colorado, to-wit:

          Lots 1 through 15, Block 26, Fremont Addition, now Cripple Creek, County of Teller, State of Colorado;

together with all easements and other appurtenances thereto, if any, improvements thereon, and all fixtures thereon (collectively the "Property").

     2. Purchase Price and Terms. The total purchase price shall be One Million and no/100's Dollars ($1,000,000.00), payable by Buyer as follows:

          a. Earnest Money. Ten Thousand and no/100's Dollars ($10,000.00) in the form of cash or certified funds as earnest money deposit and part payment of the purchase price, payable to and held by Pikes Peak Title Service, Inc. ("Title Company") in its trust account on behalf of both Seller and Buyer to be paid upon execution hereof. The parties hereby agree and the escrow instructions with the Title Company shall provide that the earnest money deposit shall be applied as follows:

               (i) If there is not a default hereunder by either party prior to closing and if this Agreement is not terminated in accordance with its terms, the earnest money deposit shall be credited for payment to Seller at closing;

               (ii) The earnest money deposit shall be payable to Seller upon a default by Buyer under the terms of this Agreement in accordance with Paragraph
13. hereof.




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          b.   Cash at Closing.  One Hundred Ninety Thousand and no/100's
Dollars ($190,000.00) to be paid by Buyer at closing in cash, electronic transfer of funds, certified check, or cashier's check or other method of payment satisfactory to the Seller.

          c.   Note.   Seven Hundred Thousand and  no/100's Dollars
($700,000.00) by Buyer delivering to Seller an executed Promissory Note (the "Note") in the form of Exhibit A, attached hereto and made a part hereof, to be secured by a Deed of Trust (the "Deed of Trust") in the form of Exhibit B, attached hereto and made a part hereof, to encumber the Property as a First Deed of Trust. The Note and Deed of Trust shall, among others, contain the following provisions:

               (i) The Note shall accrue interest at the rate of 9% per annum. During the first year of the Note Buyer shall pay to Seller on a quarterly basis commencing July 1, 1996 all net income received by Buyer from the parking business conducted on the subject property. Net income is defined as gross receipts from the parking business less all ordinary and necessary expenses for operating the business, including employee salaries, real property taxes, liability insurance, utilities and general maintenance. Expenses for capital improvements to the parking lot such as paving, installation of lights and excavation to expand the parking lot, shall not be treated as operating expenses. Net income from all parking shall apply to interest due under the Note herein. In the event that the net income paid to Seller is less than the accrued interest under the Note for the first year, the unpaid interest shall be added to the principal balance of the Note, as of the end of the first year. In the event the net income from parking is greater than the accrued interest for the first year, the excess shall be applied as a partial prepayment of the principal balance of the Note. The principal balance owing after the first year shall be paid in monthly installments amortized over nine (9) years. Payments shall be due and payable on the first of each month commencing on June 1, 1997 and all payments shall be applied first to interest and the remainder to principal.

               (ii) Buyer agrees that it will conduct a parking lot business on the Property during at least the first year of the Note and will use its best reasonable efforts to maximize revenues from such parking lot business. Buyer agrees that it will charge a fee for parking on such lot comparable to such fees charged by other public parking lots in Cripple Creek, Colorado but not less that $5.00 per car per day. Buyer will provide Seller with a full accounting of revenues and expenses of the parking lot on a quarterly basis. Seller and their authorized agents shall have a right to review the books and records of Buyer relating to the parking lot upon request.

               (iii) The Note shall be secured by the Deed of Trust to the Property which shall provide that the Seller's consent in writing shall be required for any sale, assignment or transfer of all or a part of the Property. The Deed of Trust shall require Purchaser to supply seller during all of the term of the loan with a certificate of insurance showing liability coverage in amounts suitable to Seller and stating that Seller will be notified at least thirty (30) days prior to any cancellation of such coverage. The Deed of Trust shall further require that Buyer shall provide Seller with a copy of the receipt evidencing timely payment of all real property taxes on the Property.

               (iv) The Note shall provide for prepayment at any time without penalty or premium and for attorneys fees and costs in the event of default. The Note shall provide that interest shall accrue at the rate of 12% per annum during any period of default, and that a late charge of 10%





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of such payment shall be paid for each payment made more than ten days after payment is due. The Note shall also be secured by an assignment of all rents with respect to the rental of the property.

               (v) The Note shall be deemed to be in default if any payment is not made within ten (10) days of the due date, if Buyer shall file bankruptcy, if Buyer shall violate any terms of the Deed of Trust, if Buyer or National Lodging Companies, Inc. (hereinafter sometimes referred to as "NLC") defaults under the terms of this Agreement with respect to its obligations to be performed after closing, if a default occurs under any instrument or agreement executed and delivered to secure payment of the Note (including the Deed of Trust), and/or if a default occurs under any other note, security document or obligation of Buyer (or any of Buyer's affiliates, sister companies, subsidiaries, successors or assigns) to Seller.

               (vi) Notwithstanding anything to the contrary herein, Seller shall have no duty whatsoever to allow assumption of said Note and Deed of Trust, and may, with or without cause, accelerate all amounts owed in the event of a sale, conveyance, alienation, or disposal of the Property.

          d. The balance of the $1,000,000.00 purchase price shall be paid by Buyer transferring to Seller One Hundred Thousand (100,000) shares of Common Stock of National Gaming Companies, Inc. (hereinafter "NGC"). With respect to such stock, National Lodging Companies, Inc. and Buyer hereby agree as follows:

               (i) NGC will not take any action to subdivide or combine its outstanding shares into a greater or lesser number (including stock splits, reverse stock splits or stock dividends) or to declare a dividend or make a distribution on its Common Stock in shares of its Common Stock, or subdivide, reclassify, reorganize, or recapitalize the outstanding shares of Common Stock into a greater number of shares, or combine or reclassify the outstanding Common Stock into a smaller number of shares, without proportionally adjusting the Seller's Common Stock so that after such action Seller owns the same proportion of Stock as Seller owned prior to such action. Accordingly, NGC will not take any action to artificially dilute the Common Stock of the Seller. This provision will not apply to issuance of Common Stock for reasonably equivalent value.

     3.   Representations and Warranties.

          3.1   Warranties of Buyer.   The Buyer represents, warrants and agrees
that the following are true and correct as of the date of this Agreement and will be true and correct as of Closing:

               a.   Authority.   Buyer is a Minnesota Corporation, duly
organized, validly existing and duly authorized to conduct business in Colorado. The execution and performance of this Agreement is not contrary to or restricted by Buyer's organizational documents, or any other agreement, law, regulation or Court Order to which it is subject, and it has full power and authority to enter into this Agreement by and through the officers who have executed this Agreement.


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               b.   This Agreement has been approved by all necessary action of
Buyer, and the person signing the Agreement has the present authority to bind the Buyer to the terms of this Agreement.

               c.   Buyer is aware that the Property is in a flood plain.

               d. Buyer is aware that Seller has not conducted any soils test on the Property and is proceeding to purchase without such a test.

               e. Buyer acknowledges that there is no water or sewer system on or to said Property.

               f. Buyer acknowledges that it has fully inspected the Property and agrees that any condition existing on the Property, including but not limited to soil, gradation, radon, flood, environmental, wetlands, or other conditions shall be the responsibility of Buyer and not of Seller.

               g. Buyer acknowledges that the property may be subject to certain agreements pertaining to Fifth Street and Myers Street and the location of Cripple Creek between the prior tenant, Ron Ortner Productions, Inc., and the City of Cripple Creek and the State of Colorado, or others.

               h. Buyer acknowledges that the course of Cripple Creek may have been diverted onto the Property and may encroach on the Property.

               i. Buyer acknowledges that the Property is subject to wetlands regulation as a result of the course of Cripple Creek and other conditions, and may be subject to permits, approvals and actions by the Army Corps of Engineers and from other governmental and regulatory authorities regarding wetlands and the Clean Water Act.

               j. Buyer acknowledges that Ron Ortner, Joan L. Ortner, Ron Ortner Productions, Inc., the Grand National Hotel and Casino, Inc. or others related to or affiliated with these parties, and their shareholders, directors, officers, investors, lenders (hereinafter the "Ortner Group") and others may claim that they have prior rights to purchase the Property by virtue of:

                    (1) The Commercial Contract to Buy and Sell Real Estate and Addendum dated May 18, 1993, between Seller and Ron Ortner Productions, Inc., (the "Ortner Agreement"), as "Purchaser", which granted Purchaser an option to Purchase the Property;

                    (2) The Addendum to Purchase Contract Exhibit B dated May 2, 1994, purportedly assigning Ron Ortner Productions, Inc.'s purchase rights under the May 18, 1993 contract to Grand National Hotel and Casino, Inc.; (the "Grand National Assignment");

                    (3) The letter agreement dated January 11, 1996, from Garth J. Nicholls, P.C. to Ron Ortner Productions, Inc., wherein Ron Ortner Productions, Inc., acknowledged

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the termination of the Ortner Agreement and was granted a new option to purchase the Property running through February 10, 1996 (the "New Option");

                    (4) The Option Agreement between National Lodging Companies, Inc., and Ron Ortner, Joan L. Ortner, Orr Properties, Inc., Ron Ortner Productions, Inc., and Michael R. Reeg, dated February 8, 1995, (the "National Option");

                    (5) Agreement dated March 31, 1994, among National Lodging Companies, Inc., Orr Properties, Inc., and Ron Ortner Productions, Inc. (The "National Agreement").

               (k) Buyer acknowledges that it is aware of the Cease and Desist Order issued by the U.S. Army Corps of Engineers due to alleged Wetlands violations involving the water course of Cripple Creek, and that mitigation of such violation may impact the Property and proposed development of the Property and may include that the creek bed remain open and that the creek channel be enlarged to accommodate a 100 year flood.

               (l) Buyer is aware that there is a filled-in mine-shaft on the Property.


          3.2  Warranties of Seller.

               The Seller represents that as of the date of this Agreement:

               a. Seller has not received actual notice of (i) any litigation affecting the Property (other than the litigation between Ortner and Buyer), or
(ii) any pending or threatened condemnation actions against the Property.

               b. Seller has not received actual notice from any governmental agency requiring the correction of any condition on the Property other that the Cease and Desist Order from the U.S. Army Corps of Engineers pertaining to the Wetlands violation and the proposed mitigation impacting the Property.

          3.3  Warranties of Buyer.

                    Buyer represents, warrants and agrees that the following are true and correct as of the date of this agreement and will be true and correct as of closing:

                    a. NGC is in good standing under such laws. NGC has the requisite corporate power and authority to own and operate its property and assets, and to carry on its business as presently conducted and as proposed to be conducted. NGC has full power and authority to enter into this agreement by and through the officers who have executed this agreement.

                    b. All corporate action on the part of NGC, its directors, and shareholders necessary for authorization, execution, delivery, and performance of this agreement by NGC, and the authorization, sale, issuance and delivery of the Common Stock and the performance of all the



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obligations of NGC with respect to the Common Stock to be issued hereunder has been taken or will be taken prior to closing.

               c. The authorized capital stock of the NGC consists of 50,000,000 shares of Common Stock, of which 6,000,000 shares are issued and outstanding and no shares of Preferred Stock. The outstanding shares have been duly authorized and validly issued, and are fully paid and nonassessable. NGC currently has 411,000 Warrants issued and outstanding. The Warrants contain conversion rights which allow them to be converted into shares of Common Stock.

               d. NGC has delivered to Seller its combined unaudited balance sheet and statement of operations for the period ended February 1996 (collectively "Financial Statements"). The Financial Statements are complete and correct in all material respects and have been prepared in accordance with generally accepted accounting principles applied on a consistent basis throughout the periods indicated, except the unaudited Financial Statements do not contain footnotes. The Financial Statements accurately set out and describe the financial condition and operating results of NGC as of the dates and periods and during the periods indicated therein. Since the date of the Financial Statements, there has not been any material change in the assets, liabilities, financial condition or operation of NGC from that reflected in the Financial Statements, except changes in the ordinary course of business which have not been, either in any case or in the aggregate, materially adverse.

               e. NGC has good and marketable title to the property and assets of the Jubliee Casino in Cripple Creek, Colorado, and has good title to and is the owner of the real property and building on which said casino is operated, subject to the mortgages, pledges, liens, leases, encumbrances or charges set out below:

Deed of Trust in favor of Terry and Suzanne Wahrer with a balance of approximately $520,000.

     4. Assignment. Except as provided below, this Contract may not be assigned by Buyer without the prior written consent of the Seller.

          a. Buyer shall have the right to assign its purchase rights under this Agreement to a third party controlled by Buyer, provided that Buyer owns more than 50% of the issued and outstanding stock or equity interests in such party.

          In the event of such assignment, Buyer hereby agrees to: (i) remain liable for all obligations set forth in this Agreement, including, but not limited to the indemnity obligations set forth in Paragraphs 18 and 20, and all obligations and liabilities in the event of a default by Buyer; and (ii) Guaranty all obligations of the Buyer under the Note and Deed of Trust.

          b. The assignment rights set forth above shall only apply to the Buyer, National Gaming Companies, Inc., and shall not apply to any third party assignee of the Buyer. Any attempted assignment which does not fully comply with the provisions set forth in this Paragraph 4. shall be deemed a material breach of this Agreement and Seller shall have the right to pursue their


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default remedies set forth in Paragraph 13. in the event of a violation or breach of the provisions set forth in this Paragraph 4.

     5. Evidence of Title. Buyer shall be responsible for obtaining, at Buyer's expense, a title insurance commitment for the Property. Buyer shall also be responsible for obtaining, at Buyer's sole expense a title insurance policy after closing.

     6. Title Review. Buyer hereby agrees and acknowledges that it has inspected the Title Commitment (as defined herein) and has accepted the conditions of title as disclosed by the Title Commitment as satisfactory. Accordingly, Buyer waives any contingency relating to the title commitment review.

     7. Closing. The date of closing shall be the 15th day of June, 1996, or by mutual agreement at an earlier date. The hour and place of closing shall be agreed upon by Seller and Buyer. Subject to the payments described in Paragraph 2. at closing, and subject to compliance by Buyer with the other terms and conditions of this Contract, Seller shall execute and deliver a good and sufficient Special Warranty Deed to Buyer at closing, conveying the Property free and clear except for: (1) the general taxes for 1995 and the year of Closing, and all building and zoning regulations, recorded easements, restrictions, reservations, restrictive covenants, rights of way, encroachments or conflicts on or about the Property or property lines or by improvements on the Property, public utility easements, requirements under local drainage, development and/or master plans, patents, and any other easement or exception of record; (2) discrepancies, conflicts in boundary lines, shortage in area, encroachments, and any facts which correct survey and inspection of the Property would disclose and which are not shown by the public records; (3) unpatented mining claims; (4) all rights or claims of parties in possession not shown by the public record; (5) easements, or claims of easements, not shown by the public record; (6) those matters reflected on the title insurance commitment issued by the Title Company on January 23, 1996, at 8:00 a.m. ("Title Commitment"), a copy of which is attached hereto as Exhibit "C" and by this reference made a part hereof; (7) encroachment of the drainage channel or creek bed for Cripple Creek which Buyer acknowledges that it is aware of and assumes hereby; (8) any Federal, State or local wetlands regulations; (9) any pending Federal, State, or local actions for violation or alleged violations of regulations, rules, ordinances or laws including alleged violation of Wetlands rules and regulations; (10) any rights that the Ortner Group may have in and to the Property by virtue of the documents listed in Paragraph 3.1 j. hereof; all of the foregoing shall be collectively known as "Approved Exceptions" for purposes hereof.

     8.   Closing Procedure.   At the closing, the following shall occur, each
being a condition precedent to the others and all being considered as occurring simultaneously:

          a. Seller shall deliver to Buyer the Deed conveying the Property as described in Paragraph 7 above.

          b.   Buyer shall deliver to Seller the funds to be paid at Closing.

          c. Buyer shall deliver the Note and Deed of Trust duly executed by Buyer.

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          d.   Both parties shall sign settlement statements and such other documents and certificates as the other or the Title Company may reasonably require to carry out the intent of this Contract.

          e. Buyer shall deliver to Seller a certificate of Good Standing issued by the Secretary of State for Minnesota showing that Buyer is in good standing.

          f. Buyer shall deliver to Seller a duly certified Corporate resolution from Buyer's Board of Directors, authorizing the transactions contemplated hereby.

          g. Seller shall deliver to Title Company a non-foreign Person Tax Affidavit, properly executed by Seller.

          h. Buyer shall transfer to Seller 100,000 shares of common stock in National Gaming Companies, Inc.

          i. NLC shall deliver to Seller a duly certified Corporate Resolution from its Board of Directors, authorizing the transactions of National Lodging Companies, Inc. contemplated hereby.

     9.   Closing Costs.   Buyer and Seller shall pay their respective
attorney's fees and closing costs at closing. Buyer shall pay for the title policy to be issued to Buyer. Buyer shall pay all recording fees and documentary fees.

     10.  Prorations.   No adjustments or prorations shall be made at closing
for real property taxes for 1995 and 1996, and Buyer agrees to pay the real property taxes for 1995 and any real property taxes that have accrued on the Property for 1996.

     11. Subscription for Shares. Seller warrants the following with respect to National Gaming Companies, Inc.'s shares to be transferred herein:

          a. Seller has been given access to all information they have requested regarding NGC (including the opportunity to meet with NGC's officers and review such other documents as Seller may have requested in writing).

          b. Seller is experienced and knowledgeable in financial and business matters, capable of evaluating the merits and risks of investing in the Shares, and does not need or desire the assistance of a knowledgeable representative to aid in the evaluation of such risks.

          c. Seller understands that an investment in the Shares is highly speculative and involves a high degree of risk. Seller believes the investment is suitable for Seller based on Seller's investment objectives and financial needs. Seller can bear the economic risk of an investment in the Shares for an indefinite period of time and can afford a complete loss of such investment.


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          d.   Seller understands that there will be no market for the Shares, that there are significant restrictions on the transferability of the Shares, and that for these and other reasons, Seller may not be able to liquidate an investment in the Shares for an indefinite period.

          e. Seller represents and warrants that Seller is acquiring the Shares for Seller's own account, for long-term investment and without the intention of reselling or redistributing the Shares. Seller has made no arrangement or agreement with others regarding any of the Shares, and Seller's financial condition is such that it is not likely that it will be necessary for Seller to dispose of any of the Shares in the foreseeable future.

          f. Seller understands that the Shares have not been registered under the Securities Act of 1933, as amended, (the "1933 Act"), or applicable state securities laws, and are being offered and sold pursuant to exemptions from registration under the 1933 Act and applicable state securities laws.

          g. Seller understands that the Shares may not be sold by Seller except pursuant to an effective registration statement under the 1933 Act and applicable state securities laws, or an opinion of counsel that such registration is not required. Seller understands that NGC does not have any obligation to file a registration statement covering securities of NGC, including the Shares.

          h. Seller understands that any transfer of the Shares by Seller will be further restricted by a legend placed on the certificate(s) representing the Shares containing substantially the following language:

          "The securities represented by this certificate have not been registered under the Securities Act of 1933 or applicable state securities laws. No transfer of such shares or any interest therein may be made except pursuant to registration under said laws unless the Company has received an opinion of counsel acceptable to the Company stating that such transfer does not require registration under said laws."

     12.  Representations.   THE PROPERTY AND INCLUSIONS SHALL BE CONVEYED TO
BUYER IN AN "AS IS" CONDITION AT TIME OF CLOSING WITH NO REPRESENTATIONS OF WARRANTIES, EXPRESS OR IMPLIED, WHATSOEVER. Seller and Buyer acknowledge and agree that, except as otherwise may be specifically provided for in this Agreement, Seller has not made any representations, warranties or agreements to or on behalf of the other party as to any matter concerning the Property, the present use thereof or the suitability of Buyer's intended use of the Property, including, without limitation, any representations, warranties or agreements relating to topography, climate, air, water, sewer system, water rights, flood plain designation, wetlands regulation, drainage requirements, development rights, utilities, present and future zoning, soil, subsoil, the public roads, or proposed routes or roads, or extensions thereof, presence or absence of any 'hazardous substance' or 'hazardous waste' as those may be defined under federal, state or local statutes, ordinances or regulations, or if active, any state or federal environmental protection laws or regulations, financial viability or development. Buyer represents and warrants to Seller that Buyer has made, or will make, its own independent inspection and

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investigation of the Property and inclusions and the market, development, permitting, drainage, and other conditions affecting the Property, at Buyer's expense, and Buyer has not relied and will not rely upon the accuracy of any of the documents or written instruments which have been or may hereafter be delivered to Buyer by Seller or its agents. No patent or latent physical condition of the Property, whether or not now known or discovered, shall affect the rights of either party hereto. No agreement, warranty or representation, unless expressly contained herein, shall bind Seller. Buyer and anyone claiming by, through or under Buyer, expressly waives any rights of rescission and all claims or damages by reason of any statement, representation, warranty, promise or agreement, if any, unless contained in this Agreement. Buyer further agrees and acknowledges that after closing, any defect in the condition of the Property shall be the sole responsibility of the Buyer. This provision shall survive the closing of this Contract and the conveyance of the deed and title to the Property and shall not merge therein.

     13.  Time of Essence.   Time is of the essence hereof.  If any obligation
hereunder or any other payment due hereunder is not paid, honored or tendered when due, Seller may elect to treat this agreement as canceled, in which case all payments and things of value, to include the earnest money deposit received hereunder, shall be forfeited and retained on behalf of Seller and Seller may recover such damages as may be proper, or Seller may elect to treat this Contract as being in full force and effect and Seller shall have the right to specific performance or damages beyond the amount of earnest money, or both.
In addition, Seller shall be entitled to recover all expenses it incurs to enforce or interpret the terms of this Contract or in any action relating to this Agreement, including costs and reasonable attorneys fees. From and after closing, with respect to obligations which survive closing, Seller shall be entitled to any remedies available at law or in equity or under the Note, Deed of Trust and Guaranty.

     14.  Seller's Default.   If Seller is in default, the Buyer may elect to
treat this Contract as canceled and the Earnest Money will be returned to the Buyer, or Buyer may specifically enforce this Agreement, provided that Buyer elects to do so within ten (10) days of such default.

     15.  Termination.   Termination of this Agreement pursuant to the terms
hereof shall relieve the parties from all obligations to each other under this Agreement with respect to the Property, except under Paragraph 2 (earnest money), or except for obligations on account of the other party's fraud or malfeasance. Upon termination, at Seller's request, Buyer shall deliver to Seller all surveys, environmental and soil reports and any other studies or reports in its possession which relate to the Property and Seller shall reimburse Buyer for the cost of such items requested.

     16. Possession. Possession of the Property shall be delivered to the Buyer following closing.

     17.  Waiver.   No consent or waiver, express or implied, by Seller or Buyer to or for any breach of default by the other in the performance by the other of its obligations hereunder shall be deemed or construed to be a consent of waiver to or of any other breach or default in the performance by such other party of the same or any other of its obligations. Failure on the part of any party to complain of any act or failure to act of any other party, or to declare any other party in default,

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irrespective of how long such failure continues, shall not constitute a waiver by such party of its rights hereunder.

     18. Indemnity.   Buyer and National Lodging Companies, Inc. and their
successors and assigns, jointly and severally, hereby agree to defend, indemnify and hold Seller (their heirs, personal representatives, successors and assigns) harmless from and against any and all claims, demands, actions administrative proceedings, liabilities, proceedings, and judgments of any kind or nature, including reasonable attorney's fees (including attorneys fees and expenses incurred in enforcing this indemnity) and related costs, arising from or in any way related to (i) the Property; (ii) Buyer's possession, use or occupancy of the Property; (iii) any breach or misrepresentation of any representation, warranty or agreement given herein or any failure by Buyer or NLC to comply with the terms of this Agreement; (iv) the Ortner Agreement, the Grand National Assignment; the New Option, the National Option and National Agreement; (v) any action, suit, or other proceedings brought by Ron Ortner, Joan L. Ortner, Ron Ortner Productions, Inc., Grand National Hotel and Casino, Inc., Orr Properties, Inc., Michael Reeg, Randall Burton, Traveler's Trust and Capital Corporation, and/or any shareholder, director, officer, partner, member, manager, agent, representative, contractor, subsidiaries, lender, investor, successor or assign (or any of the heirs, affiliates, personal representatives, successors or assigns thereof) or anyone claiming by, through or under any of the foregoing, (collectively "Ortner") relating to the Property, this Agreement, or any of the agreements referenced herein; (vi) any claim, interest, right, and/or option that Ortner may have or allege having in or to the Property. Furthermore, Buyer hereby agrees to be responsible for all defense costs relating to the defense of any action brought by Ortner against Seller and shall promptly assume such defense with counsel reasonably satisfactory to Seller upon notice by Seller that an action has been commenced or threatened by Ortner.

     19. Release.   For and in consideration of Seller's sale of the Property to
Buyer and for other valuable consideration, receipt of which is hereby acknowledged, Buyer and National Lodging Companies, Inc. and their successors and assigns, and all those claiming by, through or under any of the foregoing parties (the "Releasor") hereby fully release and forever discharge from liability of any nature, to the fullest extent allowable by law, Seller, and their executors, administrators, heirs, successors, assigns, from any and all causes of action, claims, liabilities, damages, costs, expenses, and demands of any nature, whatsoever (including without limitation attorney's fees and costs), whether known or unknown at the time of this Agreement, as a result of arising from, or in any way related to (i) any claims, actions, proceedings brought, commenced or threatened by any member of the Ortner Group as a result of Buyer and Seller entering into this Agreement or the sale of the Property by Seller to Buyer; (ii) any action taken by any member of the Ortner Group against Buyer or NLC (or any of their officers, directors, shareholders, agents, representatives, successors, assigns or affiliates) as a result of this Agreement or the sale of the Property hereunder. This is intended by the parties to be a full and complete release of Seller from any liability Buyer or NLC suffers as a result of any member of the Ortner Group taking any type of action whatsoever against the Buyer or NLC (or those parties related to the Buyer named above) by reason of this Agreement or Seller's sale of the Property to Buyer hereunder.

     20. Indemnity.   Buyer and National Lodging Companies, Inc. and their
successors and assigns agree to indemnify Seller (their heirs, personal representatives, successors and assigns) against, and hold them harmless from, any and all loss, damage or expense (including attorneys' fees and costs) that Seller may incur as a result of any claim, including claims under any Environmental Laws, relating to Buyer's activities on the Property during Buyer's ownership, operation, or management of the Property or resulting from conditions present on the Property. For the purpose of this Paragraph 20, the term Environmental Laws shall mean all federal, state, and local statutes, regulations, ordinances or other rules intended to protect the public health and welfare as related to land, water, groundwater, air, or other aspects of the natural environment. The term includes, but is not limited to, the Comprehensive Environmental Response, Compensation, and Liability Act of 1980 ("CERCLA"), as amended, 42 U.S.C. Section Section 9601, et seq., the Clean Air Act, 42 U.S.C. Section Section 1251, et seq., the Toxic Substances Control Act ("TSCA"), 15 U.S.C. Section
Section 2601, et seq., the National Environmental Policy Act ("NEPA"), 42 U.S.C. Section Section 4321, et seq., and any state or local counterparts to those federal statutes.

     21. Governing Law.   This Contract shall be construed in accordance with
and governed by the laws of the State of Colorado. The parties hereto agree that the State courts in El Paso County, Colorado shall have subject matter jurisdiction and proper venue for any action or proceeding to enforce the terms of this Agreement, and by execution hereof, NLC, Buyer and Seller voluntarily submit to personal jurisdiction of such courts.

     22. Survival.   The covenants, warranties, representations and agreements
contained in this Agreement shall survive closing and the delivery of the Deed, and shall not be merged herein.

     23. Personal Property.   Buyer hereby acknowledges that all fixtures and
improvements on the Property, are accepted "AS IS," in their present condition, without representations and warranties whatsoever.

     24. Counsel.   The terms and conditions of this Contract are hereby agreed to and approved by the parties, after each party hereto has had the benefit of the advice of their own independent legal counsel.

     25. Notices.   Any and all notices or other communications between the
parties hereto shall be deemed given and received when delivered personally to the other party, or three days following deposit thereof with the United States postal service, postage prepaid, registered or certified, addressed as follows:

                If to Seller:  Wayne and Sarah Moore
                               712 Lakeside Avenue
                               Mobile, Alabama  36693

                with copy to:  Garth J. Nicholls, Esq.
                               407 South Tejon
                               Colorado Springs, Colorado  80903

                If to Buyer:   National Gaming Companies, Inc.
                               Attn:  Robert J. Swenson
                               9855 West 78th Street, Suite 220
                               Minneapolis, Minnesota  55344

                with copy to:  Marvin A. Liszt
                               Diamond, Liszt and Grady, P.A.
                               9855 West 78th Street, Suite 210
                               Minneapolis, Minnesota  55344

Notice may also be given by telefax. If notice is given by telefax, then it shall be deemed received upon receipt of telefax confirmation.

     26. Amendment.   All understandings between the parties have been expressed in this Agreement. This Agreement shall not be modified or amended unless in writing executed by both parties.

     27. DISCLOSURE. SPECIAL TAXING DISTRICTS MAY BE SUBJECT TO GENERAL OBLIGATION INDEBTEDNESS THAT IS PAID BY REVENUES PRODUCED FROM ANNUAL TAX LEVIES ON THE TAXABLE PROPERTY WITHIN SUCH DISTRICTS. PROPERTY OWNERS IN SUCH DISTRICTS MAY BE PLACED AT RISK FOR INCREASED MIL LEVIES AND EXCESS TAX BURDENS TO SUPPORT THE SERVICING OF SUCH DEBT WHERE CIRCUMSTANCES ARISE RESULTING IN THE INABILITY OF SUCH A DISTRICT TO DISCHARGE SUCH INDEBTEDNESS WITHOUT SUCH INCREASE IN MIL LEVIES. BUYER SHOULD INVESTIGATE THE DEBT FINANCING REQUIREMENTS OF THE AUTHORIZED GENERAL OBLIGATION INDEBTEDNESS OF SUCH DISTRICTS, EXISTING MIL LEVIES OF SUCH DISTRICT SERVING SUCH INDEBTEDNESS AND THE POTENTIAL FOR AN INCREASE IN SUCH MIL LEVIES.

     28. Parties Bound.   Subject to the assignment restrictions set forth in
Paragraph 4. hereof, this Agreement shall be binding upon and inure to the benefit of Buyer and Seller, and their respective heirs, personal representatives, successors and assigns. In addition, the provisions set forth in paragraphs 18, 19, 20, 21, and 29 of this Agreement and in this paragraph shall be binding upon National Lodging Companies, Inc. and its successors and assigns.

     29. Authority.   Each person executing this Agreement on behalf of Buyer
and NLC represents and warrants that he/she has full power and authority to execute the Agreement on behalf of the Buyer and NLC, and such action constitutes the binding action of the Buyer and NLC.

     30. Invalid Provisions.   If any provision of this Agreement is held to be
illegal, invalid or unenforceable under present or future laws, such provisions shall be fully severable; the Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of the Agreement; and the remaining provision of the Agreement shall remain in full force and effect and shall not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement. Furthermore, in lieu of such illegal, invalid or unenforceable provisions, there shall be added automatically as a part of this Agreement a provision as similar in terms to such illegal, invalid or unenforceable provision as may be possible and be legal, valid or enforceable.

     31. Captions and Construction.   This Agreement and each of its provisions
are to be construed fairly and reasonably and not strictly for or against either party hereto. The captions are inserted for reference purposes only and in no way constitute substantive matter to be considered in construing the terms of this Agreement.

     32. Mitigation. Buyer will not take or agree to any mitigation or remediation of the alleged Wetland's violation without first obtaining Seller's prior written consent, which consent will not be unreasonably withheld.

IN WITNESS WHEREOF, the parties have signed this Agreement as of the date and year first written above.

Purchaser:                             Seller:

National Gaming Companies, Inc.

By: /s/ Robert J. Swenson              /s/ E. Wayne Moore
    --------------------------------   ------------------
        Robert J. Swenson, President       E. Wayne Moore


                                       /s/ Sarah A. Moore
                                       ------------------
                                           Sarah A. Moore


As to paragraphs 18, 19, 20, 21, 28 and 29 only:

National Gaming Companies, Inc.


By: /s/ John Klinkhammer
    ---------------------
    John Klinkhammer, CEO

                                   EXHIBIT A
                                PROMISSORY NOTE


$700,00.00                                            Colorado Springs, Colorado
Principal Sum                                         _____________, 1996


     For value received, National Gaming Companies, Inc. a Minnesota corporation ("Maker"), whose address is 9855 West 78th Street, Ste 220, Minneapolis, Minnesota 55344, promises to pay to the order of E. Wayne Moore and Sarah A. Moore ("Payee"), at Payee's place of residence in Mobile, Alabama (or at such other place as Payee may designate), the principal sum of Seven Hundred Thousand Dollars and no/100's ($700,000.00), together with interest on the unpaid principal sum outstanding from the date hereof at the rate of nine percent (9%) per annum. Interest, based on a 365-day year, shall be accrued for the number of days the principal sum (or any portion thereof is actually outstanding. This Note shall be payable as follows:

     A. During the first year of the Note and until June 1, 1997. Maker shall pay to the Payee on at least a quarterly basis commencing July 1, 1996, all net income received by Maker from the parking business conducted on the property described herein. Net income shall be defined as gross receipts derived from the parking business less all ordinary and necessary expenses for operating the business, including employee salaries, real property taxes, liability insurance, utilities and general maintenance. Expenses for capital improvements to the parking lot such as paving, installation of lights and excavation to expand the parking lot, shall not be treated as operating expenses. Net income from all parking shall be applied to interest due under this Note. In the event that the net income paid to Seller is less than the accrued interest under the Note for the first year, the unpaid interest shall be added to the principal balance of this Note, as of June 1, 1997. In the event the net income from parking is greater than the accrued interest for the first year, the excess shall be applied as a partial prepayment of the principal balance of this Note. Maker agrees that it will conduct a parking lot business on the property (described herein) and during at least the first year of this Note and will use its best reasonable efforts to maximize revenues from such business. Maker agrees that it will charge a fee for parking on such lot comparable to such fees charged by other parking lots in Cripple Creek, Colorado, but not less that $5.00 per car per day. Maker will provide Payee with a full accounting of revenues and expenses of parking lot on a quarterly basis. Payee and their authorized agents shall have the right to review the books and records of Maker relating to the parking lot upon request.

     B. The remaining balance of principal and accrued interest as of June 1, 1997, shall be paid in 108 equal consecutive monthly installments ammoritized over 9 years, commencing on June 1, 1997 and continuing on the first day of each succeeding month through May 1, 2006.

     C. The entire remaining balance of principal and accrued interest shall be due and payable on May 1, 2006.

     All payments on this Note shall be applied first to the payment of accrued interest, and, after all such interest has been paid, any remainder shall be applied to reduction of the principal balance. All amounts payable hereunder are payable in lawful money of the United States of America.

     The privilege to prepay all or any part of the principal sum from time to time without penalty is hereby reserved to Maker, provided that any such principal prepayment shall be accompanied by all interest then accrued, if any, and provided, further, that any such principal prepayment shall be applied to discharge the principal sum payments in the inverse order in which any payments thereon would otherwise become due.

     This Note is made in connection with Maker's purchase of the Property (the "Property") described below from Payee pursuant to that certain Contract to Buy and Sell Commercial Real Estate dated May ____, 1996 (the "Contract").

     If any payment under this Note, or any part thereof, is not paid within ten
(10) days after the same becomes due, Maker agrees, at the option of Payee, to pay a "late charge" of ten percent (10%) of the installment due. Said charge shall be considered due on the date the original payment was due and shall become part of the principal on said date and shall bear interest thereafter. The foregoing ten (10) day period shall not be interpreted as constituting a grace period. Neither the right of the Payee to impose such late charge nor its aforementioned right to charge default interest shall constitute a waiver of the Payee's right to insist on timely payment of all installments due hereunder or a waiver of the Payee's rights to declare a default due to any late payment. Such charge shall be in addition to all interest on each installment up to the date such installment is received.

     For purposes of this Note, an "Event of Conveyance" shall be defined as any sale, transfer, conveyance, assignment, hypothecation, encumbrance, mortgage, pledge as security or other transfer, whether at law or equity of any interest (including any beneficial interest) in the Property and any "Transfer" described in the Deed of Trust.

     At the option of Payee, the entire unpaid principal sum and all accrued interest and all other obligations of Maker hereunder shall become immediately due and payable, without notice or demand, upon the occurrence of any one or more of the following events of default:

     a. Any payment required by this Note or by the Deed of Trust (or any other instrument securing the Note) is not made in full within ten (10) days of the date it is due;

     b. The failure of Maker to fully perform or comply with the terms and conditions of and its obligations under this Note, the Deed of Trust, the Contract, including, but not limited to, Maker's obligations in paragraph 2. of the contract to provide liability insurance coverage, to timely pay the real estate taxes on the Property, and to not dilute the Common Stock received by Seller; and in paragraph 18., 19. and 20. of the Contract to indemnify and release Payee; or under any instrument now or hereafter given to secure or guaranty this Note.

     c. A breach by National Lodging Companies, Inc. ("NLC") of or the failure of NLC to fully perform or comply with the terms and conditions of and it obligations under the Contract including, but not limited to NLC's obligations under paragraphs 18., 19. and 20. of the Contract to release and indemnify Payee; or under any other instrument not or hereafter given by NLC to secure or guaranty this Note.

     d. Maker or any guarantor, endorser, assignee, or accommodation party shall commence, or there shall be commenced against any such party, any case, proceeding, or other action seeking to have an order for relief entered with respect to any such party, or to adjudicate any such party as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors or seeking appointment of a receiver, trustee, custodian, or other similar fiduciary, with respect to any part of any such party's property;

     e. Maker (its affiliates, guarantors, endorsers, accommodation parties, sister companies, subsidiaries, successors, assigns or any party related to Maker) defaults on any other debts, obligations, or liabilities to Payee or defaults on any instrument or agreement executed and delivered to secure any such debt, obligation or liability;

     f. Any default or breach in the performance of any obligation of Maker hereunder or under any instrument or agreement executed and delivered to secure payment of this Note or the Deed of Trust.

     g. A default occurs under any other security document or deed of trust now or hereafter encumbering the Property, or any note which said documents secure.

     h. An Event of Conveyance occurs as defined above.

     i. Any representation made by Maker or any endorser or guarantor herein, in the Contract, or in any certificate, agreement, or statements furnished to Payee by or on behalf of Maker shall prove to have been inaccurate in any substantial and material respect when made or furnished.

     Maker's obligations on this Note are secured by a first lien deed of trust (hereinafter "Deed of Trust") of even date herewith, on property (the "Property") located in Teller County, Colorado, and described as follows:

     Lots 1 through 15, Block 26, Fremont Addition, now Cripple Creek, county of Teller, State of Colorado.

     Accordingly, at the option of Payee, the unpaid balance of this Note and all other obligations of Maker hereunder shall become immediately due and payable, without notice or demand, if a default or event of acceleration occurs under the Deed of Trust or any other documents securing this Note.

     Upon the occurrence of any default under this Note or under the Deed of Trust (or any other instrument securing this Note) any unpaid principal and accrued interest then due shall, from and after the date of such default, bear interest at the rate of twelve percent (12%) per annum until the default shall have been cured to the satisfaction of Payee in their sole discretion. If any sum owed on this Note or pursuant to the Deed of Trust remains unpaid at the maturity date of the Note, it shall bear interest at the Default Rate from the date due until the date paid.

     Furthermore, if any event of the default under this Note shall occur, Payee may exercise any of the remedies upon default set forth in the Deed of Trust or any other instrument securing this Note. Neither delay on the part of Payee in exercising any right, nor the partial exercise or partial waiver of any right, shall constitute a waiver of Payee's rights to exercise the default remedies set forth herein in the future.

     Payee may employ legal counsel for advice with respect to this Note or the security securing payment of the same, or to attempt to collect, defend, interpret or to endorse this Note or any instrument securing same, including a foreclosure under the Deed of Trust. In any such events, all reasonable attorneys fees arising from such suit, proceeding, defense, enforcement and any expenses, costs, disbursements and charges relating thereto shall be an additional liability owing hereunder to Payee, payable upon demand.

     This Note shall be governed as to validity, interpretation, construction, effect and in all other respects by the laws and decisions of the State of Colorado. Maker, and any endorsers, sureties and guarantors, agree that the state courts located in El Paso County, Colorado, and located in Mobile County, Alabama shall have subject matter jurisdiction and proper venue to entertain any action brought to enforce or collect upon this Note and, by execution hereof, voluntarily submit to personal jurisdiction of such courts; provided, however, such jurisdiction shall not be exclusive and, at its option, Payee may commence such action in any other court which otherwise has jurisdiction.


     Maker, and any endorsers, sureties and guarantors, of this Note jointly and severally waives demand for payment, presentment for payment, notice of nonpayment or dishonor, protest and notice of protest, and agree to any extension of time of payment and partial payments before, at or after maturity. No renewal or extension of this Note, no release or surrender of any security for this Note, no release of any person liable thereon, no delay in the enforcement hereof, and no delay or omission in exercising any right or power hereunder, shall affect the liability of Maker. No delay or omission by Payee in exercising any power or right hereunder shall impair such right or power or be construed to be a waiver of any default, nor shall any single or partial exercise of any power or right hereunder preclude any or full exercise thereof or the exercise of any other right or power. Each legal holder hereof shall have and may exercise all the rights and powers given to Payee herein. This Note and all obligations evidenced hereby shall be binding upon the heirs, executors, administrators, successors, assigns and legal representatives of the Maker and shall inure to the benefit of the Payee and their heirs, executors, administrators, successors, assigns and legal representatives. Maker certifies that the loan evidenced by the note is made for business purposes. The liability of all parties who are or who become liable under this Note shall be joint and several.

     The invalidity of any of the provisions of this Note or any paragraph, sentence, clause, phrase or word herein shall not affect the validity of the remainder of this Note. Time is of the essence of this Note. Any delay on the part of Payee in exercising any right or insisting upon performance, shall not constitute a waiver of Payee's right to exercise these rights or insist upon these performances in the future.

                                            "Maker"

                                            National Gaming Companies, Inc.

_______________________________             By: ___________________________
Date                                               President



        Attest:

By: _______________________________

_______________________________, Secretary



STATE OF _____________  )
                        )   ss.
COUNTY OF ____________  )


     The foregoing Promissory Note was acknowledged before me this ____ day of ______________, 1996, by _______________________________, the President and CEO
of National Gaming Companies, Inc.


     Witness my hand and official seal.

     My Commission expires: _____________________



                                            _______________________________
                                            Notary Public

                                   EXHIBIT B
                                 DEED OF TRUST
                           (Due on Transfer - Strict)


     THIS DEED OF TRUST is made on this __ of _______________________, 1996, between National Gaming Companies, Inc., a Minnesota corporation (Borrower), whose address is 9855 West 78th Street, Suite 220, Minneapolis, Minnesota 55344; and the Public Trustee of the County in which the Property (see paragraph 1) is situated (Trustee); for the benefit of E. Wayne and Sarah A. Moore (Lender), whose address is 712 Lakeside Avenue, Mobile, Alabama 36693.

     Borrower and Lender covenant and agree as follows:

     1.   Property in Trust.   Borrower, in consideration of the indebtedness
herein recited and the trust herein created, hereby grants and conveys to Trustee in trust, with power of sale, the following described property located in the County of Teller, State of Colorado:

          Lots 1 through 15, Block 26, Fremont, (now Cripple Creek), Colorado, together with all improvements and appurtenances (Property).

     2.   Note; Other Obligations Secured.   This Deed of Trust is given to
secure to Lender:

     a. the repayment of the indebtedness evidenced by Borrower's note (Note) dated ____________________________, 1996, in the principal sum of Seven Hundred Thousand and no/100 U.S. Dollars ($700,000.00), with interest on the unpaid principal balance from the date thereof, until paid, at the rate of nine percent (9%) per annum, with principal and interest payable at 712 Lakeside Avenue, Mobile, Alabama 36693, or such other place as the Lender may designate, as follows:

          1) During the first year of the Note and until June 1, 1997. Borrower shall pay to the Lender on at least a quarterly basis commencing July 1, 1996, all net income received by Borrower from the parking business conducted on the Property. Net income shall be defined as gross receipts derived from the parking business less all ordinary and necessary expenses for operating the business, including employee salaries, real property taxes, liability insurance, utilities and general maintenance. Expenses for capital improvements to the parking lot such as paving, installation of lights and excavation to expand the parking lot, shall not be treated as operating expenses. Net income from all parking shall be applied to interest due under the Note. In the event that the net income paid to Lender is less than the accrued interest under the Note for the first year, the unpaid interest shall be added to the principal balance of the Note, as of June 1, 1997. In the event the net income from parking is greater than the accrued interest for the first year, the excess shall be applied as a partial prepayment of the principal balance of the Note. Borrower agrees that it will conduct a parking lot business on the Property during at least the first year of the Note and will use its best reasonable efforts to maximize revenues from such business. Borrower agrees that it will charge a fee for parking on such lot comparable to such fees charged by other parking lots in Cripple Creek, Colorado, but not less than $5.00 per car per day. Borrower will provide Lender with a full accounting of revenues and expenses of the parking lot on a quarterly basis. Lender and their authorized agents shall have the right to review the books and records of Borrower relating to the parking lot upon request.

          2) The remaining balance of principal and accrued interest as of June 1, 1997, shall be paid in 108 equal consecutive monthly installments amortized over 9 years, commencing on June 1, 1997 and continuing on the first day of each succeeding month through May 1, 2006.

          3) The entire remaining balance of principal and accrued interest shall be due and payable on May 1, 2006; and

          4) Borrower is to pay to Lender a late charge of ten percent (10%) of any payment not received by the Lender within ten (10) days after payment is due; and Borrower has the right to prepay the principal amount outstanding under said Note, in whole or in part, at any time without penalty; and Borrower is to pay interest on the outstanding principal balance of the Note at a rate of twelve percent (12%) per annum during any default under this Deed of Trust and under the Note.

     b. the payment of all other sums, with interest thereon at twelve percent (12%) per annum, disbursed by Lender in accordance with this Deed of Trust to protect the security of this Deed of Trust; and

     c. the prompt performance of the covenants and agreements of Borrower contained in the Note, this Deed of Trust, any other instrument securing the debt, and that certain Contract to Buy and Sell Commercial Real Estate dated ___________________, 1996 (the "Contract").

     3. Title. Borrower covenants that Borrower owns and has the right to grant and convey the Property, and warrants title to the same, subject to general real estate taxes for the current year, easements of record or in existence, and recorded declarations, restrictions, reservations and covenants, if any, as of this date.

     4.   Payment of Principal and Interest.   Borrower shall promptly pay when
due the principal of and interest on the indebtedness evidenced by the Note, and late charges as provided in the Note and shall perform all of Borrower's other covenants contained in the Note.

     5.   Application of Payments.   All payments received by Lender under the
terms hereof shall be applied by Lender first in payment of amounts due pursuant to paragraph 23, then to amounts disbursed by Lender pursuant to paragraph 9 (Protection of Lender's Security), and the balance in accordance with the terms and conditions of the Note.

     6.   [Reserved]

     7.   Property Insurance.   Borrower shall keep the improvements now
existing or hereafter erected on the Property insured against loss by fire or hazards included within the term "extended coverage" in an amount at least equal to the lessor of, (1) the full replacement value of the Property and any improvements thereon, or (2) an amount sufficient to pay the sums secured by this Deed of Trust as well as any prior encumbrances on the Property. All of the foregoing shall be known as "Property Insurance."

     The insurance carrier providing the insurance shall be qualified to write Property Insurance in Colorado and shall be chosen by Borrower subject to Lender's right to reject the chosen carrier for reasonable cause. Purchaser is required to supply Seller during all of the term of the loan with a certificate of insurance showing liability coverage in amounts suitable to Seller. All insurance policies and renewals thereof shall include a standard mortgage clause in favor of Lender, and shall provide that the insurance carrier shall notify Lender at least thirty (30) days before cancellation, termination or any material change of coverage. Insurance policies shall be furnished to Lender at or before closing. Lender shall have the right to hold the policies and renewals thereof.

     In the event of loss, Borrower shall give prompt notice to the insurance carrier and Lender. Lender may make proof of loss if not made promptly by Borrower.

     Insurance proceeds shall be applied to restoration or repair of the Property damaged, provided such restoration or repair is economically feasible and the security of this Deed of Trust is not thereby impaired. If such restoration or repair is not economically feasible or if the security of this Deed of Trust would be impaired, the insurance proceeds shall be applied to the sums secured by this Deed of Trust, with the excess, if any, paid to Borrower. If the Property is abandoned by Borrower, or if Borrower fails to respond to Lender within thirty (30) days from the date notice is given in accordance with paragraph 16 (Notice) by Lender to Borrower that the insurance carrier offers to settle a claim for insurance benefits, Lender is authorized to collect and apply the insurance proceeds, at Lender's option, either to restoration or repair of the Property or to the sums secured by this Deed of Trust.

     Any such application of proceeds to principal shall not extend or postpone the due date of the installments referred to in paragraphs 4 (Payment of Principal and Interest) and 23 or change in the amount of such installments. Notwithstanding anything herein to the contrary, if under paragraph 18 (Acceleration; Foreclosure; Other Remedies), the Property is acquired by Lender, all right, title and interest of Borrower in and to any insurance policies and in and to the proceeds thereof resulting from damage to the Property prior to the sale or acquisition shall pass to Lender to the extent of the sums secured by this Deed of Trust immediately prior to such sale or acquisition.

     All of the rights of Borrower and Lender hereunder with respect to insurance carriers, insurance policies and insurance proceeds are subject to the rights of any holder of a prior deed of trust with respect to said insurance carriers, policies and proceeds.

     8.   Preservation and Maintenance of Property.   Borrower shall keep the
Property in good repair and shall not commit waste or permit impairment or deterioration of the Property and shall comply with the provisions of any lease if this Deed of Trust is on a leasehold. Borrower shall perform all of Borrower's obligations under any declarations, covenants, by-laws, rules , or other documents governing the use, ownership or occupancy of the Property, provided that same do not materially adversely affect the value of the Property.

     9.   Protection of Lender's Security.   Except when Borrower has exercised
Borrower's rights under paragraph 6 above, if the Borrower fails to perform the covenants and agreements contained in this Deed of Trust, or if a default occurs in a prior lien, or if any action or proceeding is commenced which materially affects Lender's interest in the Property, then Lender, at Lender's option, with notice to Borrower if required by law, may make such appearances, disburse such sums and take such action as is necessary to protect Lender's interest, including, but not limited to disbursement of reasonable attorney's fees and entry upon the Property to make repairs. Borrower hereby assigns to Lender any right Borrower may have by reason of any prior encumbrance on the Property or by law or otherwise to cure any default under said prior encumbrance.

     Any amounts disbursed by Lender pursuant to this paragraph 9, with interest thereon, shall become additional indebtedness of Borrower secured by this Deed of Trust. Such amounts shall be payable upon notice from Lender to Borrower requesting payment thereof, and Lender may bring suit to collect any amounts so disbursed plus interest specified in paragraph 2.b. (Note; Other Obligations Secured). Nothing contained in this paragraph 9 shall require Lender to incur any expense or take any action hereunder.

     10.   Inspection.   Lender may make or cause to be made reasonable entries
upon and inspection of the Property, provided that Lender shall give Borrower notice prior to any such inspection specifying reasonable cause therefore related to Lender's interest in the Property.

     11. Condemnation. The proceeds of any award or claim for damages, direct or consequential, in connection with any condemnation or other taking of the Property, or part thereof, or for any conveyance in lieu of condemnations, are hereby assigned and shall be paid to Lender as herein provided. However, all of the rights of Borrower and Lender hereunder with respect to such proceeds are subject to the rights of any holder of a prior deed of trust.

     In the event of a total or partial taking of the Property, the proceeds shall be applied to the sums secured by this Deed of Trust, with the excess, if any, paid by Borrower.

     If the Property is abandoned by Borrower, or if, after notice by Lender to Borrower that the condemnor offers to make an award or settle a claim for damages, Borrower fails to respond to Lender within thirty (30) days after the date such notice is given, Lender is authorized to collect and apply the proceeds, at Lender's option, either to restoration or repair of the Property or to the sums secured by this Deed of Trust.

     Any such application of proceeds to principal shall not extend or postpone the due date of the installments referred to in paragraphs 4 (Payment of Principal and Interest) and 23 (Escrow Funds for Taxes and Insurance) nor change the amount of such installments.

     12.   Borrower Note Released.   Extension of the time for payment or
modification of amortization of sums secured by this Deed of Trust granted by Lender to any successor in interest of Borrower shall not operate to release, in any manner, the liability of the original Borrower, nor Borrower's successors in interest, from the original terms of this Deed of Trust. Lender shall not be required to commence proceedings against such successor or refuse to extend time for payment or otherwise modify amortization of the sums secured by this Deed of Trust by reason of any demand made by the original Borrower's successors in interest.

     13.   Forbearance by Lender Not a Waiver.   Any forbearance by Lender in
exercising any right or remedy hereunder, or otherwise afforded by law, shall not be a waiver or preclude the exercise of any such right or remedy.

     14.   Remedies Cumulative.   Each remedy provided in the Note and this Deed
of Trust is distinct from and cumulative to all other rights or remedies under the Note and this Deed of Trust or afforded by law or equity, and may be exercised concurrently, independently, or successively.

     15. Successors and Assigns Bound; Joint and Several Liability; Captions. The covenants and agreements herein contained shall bind, and the rights hereunder shall inure to, the respective successors and assigns of Lender and Borrower, subject to the provisions of paragraph 24 (Transfer of the Property; Assumption). All covenants and agreements of Borrower shall be joint and several. The captions and headings of the paragraphs in this Deed of Trust are for convenience only and are not to be used to interpret or define the provisions hereof.

     16. Notice. Except for any notice required by law to be given in another manner, (a) any notice to Borrower provided for in this Deed of Trust shall be in writing and shall be given and be effective upon (1) delivery to Borrower or
(2) mailing such notice by first-class U.S. mail, addressed to Borrower at Borrower's address stated herein or at such other address as Borrower may designate by notice to Lender as provided herein, and (b) any notice to Lender shall be in writing and shall be given and be effective upon (1) delivery to Lender or (2) mailing such notice by first-class U.S. mail, to Lender's address stated herein or to such other address as Lender may designate by notice to Borrower as provided herein. Any notice provided for in this Deed of Trust shall be deemed to have been given to Borrower or Lender when given in any manner designated herein.

     17. Governing Law; Severability. The Note and this Deed of Trust shall be governed by the law of Colorado. In the event that any provision or clause of this Deed of Trust or the Note conflicts with the law, such conflict shall not affect other provisions of this Deed of Trust or the Note which can be given effect without the conflicting provision, and to this end the provisions of the Deed of Trust and Note are declared to be severable.

     18. Acceleration; Foreclosure; Other Remedies. Except as provided in paragraph 24 (Transfer of the Property; Assumption), upon Borrower's breach of any covenant or agreement of Borrower in the Note or in this Deed of Trust, or upon the occurrence of any Event of Default as set forth below, at Lender's option, all of the sums secured by this Deed of Trust shall be immediately due and payable (Acceleration). To exercise this option, Lender may invoke the power of sale and any other remedies permitted by law. Lender shall be entitled to collect all reasonable costs and expenses incurred in pursuing the remedies provided in the Note and this Deed of Trust, including, but not limited to, reasonable attorney's fees.

     If Lender invokes the power of sale, Lender shall give written notice to Trustee of such election. Trustee shall give such notice to Borrower of Borrower's rights as is provided by law. Trustee shall record a copy of such notice as required by law. Trustee shall advertise the time and place of the sale of the Property, for not less than four (4) weeks in a newspaper of general circulation in each county in which the Property is situated, and shall mail copies of such notice of sale to Borrower and other persons as prescribed by law. After the lapse of such time as may be required by law, Trustee, without demand on Borrower, shall sell the Property at public auction to the highest bidder for cash at the time and place (which may be on the Property or any part thereof as permitted by law) in one or more parcels as Trustee may think best and in such order as Trustee may determine. Lender or Lender's designee may purchase the Property at any sale. It shall not be obligatory upon the purchaser at any such sale to see to the application of the purchase money.

     Trustee shall apply the proceeds of the sale in the following order: (a) to all reasonable costs and expenses of the sale, including, but not limited to, reasonable Trustee's and attorney's fees and costs of title evidence; (b) to all sums secured by this Deed of Trust; and (c) the excess, if any, to the person or persons legally entitled thereto.

     The occurrence of any one or more of the following shall be deemed to be an Event of Default hereunder:

     a. Any payment required by the Note or by this Deed of Trust (or any other instrument securing the Note) is not made in full within ten (10) days of the date it is due;

           b. The failure of Borrower to fully perform or comply with the terms and conditions of and its obligations under the Note, this Deed of Trust, the Contract, including, but not limited to, Borrower's obligations in paragraph
2. of the Contract to provide liability insurance coverage, to timely pay the real estate taxes on the Property, and to not dilute the Common Stock received by Lender; and in paragraph 18., 19. and 20. of the Contract to indemnify and release Lender; or under any instrument now or hereafter given to secure or guaranty the Note.

           c. A breach by National Lodging Companies, Inc. ("NLC") of or the failure of NLC to fully perform or comply with the terms and conditions of its obligations under the Contract including, but not limited to NLC's obligations under paragraphs 18., 19. and 20. of the Contract to release and indemnify Lender; or under any other instrument now or hereafter given by NLC to secure or guaranty the Note.

           d. Borrower or any guarantor, endorser, or accommodation party under the Note (or any successors or assigns) shall commence, or there shall be commenced against any such party, any case, proceeding, or other action seeking to have an order for relief entered with respect to any such party, or to adjudicate any such party as a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, liquidation, dissolution, or composition under any law relating to bankruptcy, insolvency, reorganization, or relief of debtors or seeking appointment of a receiver, trustee, custodian, or other similar fiduciary, with respect to any part of any such party's property;

           e. Borrower (its affiliates, guarantors, endorsers, accommodation parties, sister companies, subsidiaries, successors, assigns or any party related to Borrower) defaults on any other debts, obligations, or liabilities to Lender or defaults on any instrument or agreement executed and delivered to secure any such debt, obligation or liability;

           f. Any default or breach in the performance of any obligation of Borrower hereunder or under any instrument or agreement executed and delivered to secure payment of the Note or the Deed of Trust.

           g. A default under any other security document or deed of trust now or hereafter encumbering the Property, or any note which said documents secure.

           h.   A Transfer occurs as defined herein.

           i. Any representation made by Borrower or any endorser or guarantor under the Note, in the Contract, or in any certificate, agreement, or statements furnished to Lender by or on behalf of Borrower shall prove to have been inaccurate in any substantial and material respect when made or furnished.

           j. Any other event occurs which under the Note, this Deed of Trust or any other instrument securing same constitutes a default or gives the right to accelerate the maturity of the indebtedness.

           k. Any failure by Borrower to discharge or defend a mechanic's lien placed against the Property, as provided in paragraph 26. hereof.

     19.   Borrower's Right to Cure Default.   Whenever foreclosure is commenced
for nonpayment of any sums due hereunder, the owners of the Property or parties liable hereon shall be entitled to cure said defaults by paying all delinquent principal and interest payments due as of the date of cure, costs, expenses, late charges, attorney's fees and other fees all in the manner provided by law. Upon such payment, this Deed of Trust and the obligations secured hereby shall remain in full force and effect as though no Acceleration had occurred, and the foreclosure proceedings shall be discontinued.

     20. Assignment of Rents; Appointment of Receiver; Lender in Possession. As additional security hereunder, Borrower hereby assigns to Lender the rents of the Property; however, Borrower shall, prior to Acceleration under paragraph 18 (Acceleration; Foreclosure; Other Remedies) or abandonment of the Property, have the right to collect and retain such rents as they become due and payable.

     Lender or the holder of the Trustee's certificate of purchase shall be entitled to a receiver for the Property after Acceleration under paragraph 18 (Acceleration; Foreclosure; Other Remedies), and shall also be so entitled during the time covered by foreclosure proceedings and the period of redemption, if any; and shall be entitled thereto as a matter of right without regard to the solvency or insolvency of Borrower or of the then owner of the Property, and without regard to the value thereof. Such receiver may be appointed by any Court of competent jurisdiction upon ex parte application and without notice - notice being hereby expressly waived. The receiver shall not be required to post a bond, and Borrower hereby waives such requirement.

     Upon Acceleration under paragraph 18 (Acceleration; Foreclosure; Other Remedies) or abandonment of the Property, Lender, in person, by agent or by judicially-appointed receiver, shall be entitled to enter upon, take possession of and manage the Property and to collect the rents of the Property including those past due. All rents collected by Lender or the receiver shall be applied first, to payment of the costs of preservation and management of the Property, second, to the payments due upon prior liens, and then to the sums secured by this Deed of Trust. Lender and the receiver shall be liable to account only for those rents actually received.

     21.   Release.   Upon payment of all sums secured by this Deed of Trust,
Lender shall cause Trustee to release this Deed of Trust and shall produce for Trustee the Note. Borrower shall pay all costs of recordation and shall pay the statutory Trustee's fees. If Lender shall not produce the Note as aforesaid, then Lender, upon notice in accordance with paragraph 16 (Notice) from Borrower to Lender, shall obtain, at Lender's expense, and file any lost instrument bond required by Trustee or pay the cost thereof to effect the release of this Deed of Trust.

     22.   Waiver of Exemptions.   Borrower hereby waives all right of homestead
and any other exemption in the Property under state or federal law presently existing or hereafter enacted.

     23.   Taxes and Insurance.   Borrower shall pay or cause to be paid in full
when due, and in any event before any penalty or interest attaches, all general taxes and assessments, special taxes and assessments, water charges, sewer service charges, and all other charges against the Property and shall furnish the Lender official receipts evidencing the payment thereof within thirty (30) days of a written request therefor by the Lender. Borrower shall deliver to Lender copies of official receipts showing payment of all real and personal property taxes and assessments levied against the Property, within thirty (30) days of the date on which taxes and assessments were due.

     24.   Transfer of the Property; Assumption.   The following events shall be
referred to herein as a "Transfer": (i) a transfer or conveyance of title (or any portion thereof, legal or equitable) of the Property (or any part thereof or interest therein); (ii) the execution of a contract or agreement creating a right to title (or any portion thereof, legal or equitable) in the Property (or any part thereof or interest therein); (iii) or an agreement granting a possessory right in the Property (or any portion thereof); (iv) a sale or transfer of, or the execution of a contract or agreement creating a right to acquire or receive, more than fifty percent (50%) of the controlling interest or more than fifty percent (50%) of the beneficial interest in the Borrower; (v) the reorganization, liquidation or dissolution of the Borrower; and or (vi) the creation of any lien or encumbrance against the Property. At the election of Lender, in the event of each and every Transfer:

           a. All sums secured by this Deed of Trust shall become immediately due and payable (Acceleration).

           b. If a Transfer occurs and should Lender not exercise Lender's option pursuant to this paragraph 24 to Accelerate, Transferee shall be deemed to have assumed all of the obligations of Borrower under this Deed of Trust including all sums secured hereby whether or not the instrument evidencing such conveyance, contract or grant expressly so provides. This covenant shall run with the Property and remain in full force and effect until said sums are paid in full. The Lender may without notice to Borrower deal with Transferee in the same manner as with the Borrower with reference to said sums including the payment or credit to Transferee of undisbursed reserve Funds on payment in full of said sums, without in any way altering or discharging the Borrower's liability hereunder for the obligations hereby secured.

           c. Should Lender not elect to Accelerate upon the occurrence of such Transfer then, subject to (b) above, the mere fact of lapse of time or the acceptance of payment subsequent to any of such events, whether or not Lender had actual or constructive notice such Transfer, shall not be deemed a waiver of Lender's right to make such election nor shall Lender be estopped therefrom by virtue thereof. The issuance on behalf of the Lender of a routine statement showing the status of the loan, whether or not Lender had actual or constructive notice of such Transfer, shall not be a waiver or estoppel of Lender's said rights. The Borrower specifically acknowledges that it agrees to the foregoing transfer restriction in order to induce the Lender to make the loan secured hereby.

     25.   Borrower's Copy.   Borrower acknowledges receipt of a copy of the
Note and this Deed of Trust.

     26.   Mechanics Liens.   Borrower will keep the Property free and clear of
all liens and claims of liens by contractors, subcontractors, mechanics, laborers, materialmen, and other such persons, and will cause any recorded statement of any such lien to be released of record within thirty (30) days after the recording thereof. Notwithstanding the preceding sentence, however, Borrower will not be deemed to be in default under this section if and so long as: (a) Borrower contests in good faith, the validity or amount of the asserted lien and diligently prosecutes or defends an action appropriate to obtain a binding determination of the disputed matter, and (b) provides Lender with such security as Lender may reasonably require to protect Lender against all loss, damage and expenses, including attorneys fees, which Lender might incur if the asserted lien is determined to be valid.

     27.   Defensive Actions.   Borrower will defend, at their expense, any
action, proceeding or claim which affects the Property encumbered hereby or any interest of Lender in the Property and will indemnify and hold Lender harmless from all loss, damage, cost, or expense, including attorneys fees, which Lender may incur in connection therewith.

     28.   Enforcement.   Lender shall be entitled to collect all of its costs
and expenses incurred including reasonable attorneys fees and costs in the event any action is brought to interpret or enforce the terms of this Deed of Trust.

     29.   Assumption.   Notwithstanding any provisions of said Deed of Trust,
the holder of the Note secured by this Deed of Trust shall have not duty of "good faith" or otherwise to allow assumption of said Note or this Deed of Trust, and may, with or without cause, accelerate all amounts owed in the event of sale, conveyance, alienation, disposal or other "transfer" of the Property as described in this Deed of Trust.


                                  BORROWER:

                                  National Gaming Companies, Inc.,
                                  a Minnesota corporation


                                  By: _____________________
                                      Its: ________________


STATE OF MINNESOTA  )
                    )
COUNTY OF__________ )


        Subscribed and sworn to before me this __ day of June, 1996, by _______________, the____ of National Gaming Companies, Inc., a Minnesota corporation.

        Witness my hand and official seal.


        My commissions expires:  ____________________



                                             _________________

                                             Address:
                                             _________________
                                             _________________

                                   EXHIBIT C
                         CONTRACT TO BUY AND SELL LAND
                             COMMERCIAL REAL ESTATE
                            MOORE TO NATIONAL GAMING

TICOR TITLE INSURANCE COMPANY                                         ISSUED BY:
                                                  Pikes Peak Title Service, Inc.
COMMITMENT FOR TITLE INSURANCE                    P.O. Box 6040 - 471 S. Baldwin
                                                         Woodland Park, CO 80866
                                                 (719) 687-9211 / 1-800-999-9211

--------------------------------------------------------------------------------

Purported Street Address:
Reference No.:
Commitment No.: TLC29196
CLOSER: CLOSING DEPT.
TITLE OFFICER: LINDA LINGLE

TICOR TITLE INSURANCE COMPANY, (a stock company), a California corporation, herein called the Company, for a valuable consideration, hereby commits to issue its policy or policies of title insurance, as identified in Schedule A, in favor of the proposed Insured named in Schedule A, as owner or mortgagee of the estate or interest covered hereby in the land described or referred to in Schedule A upon payment of the premiums and charges therefor; all subject to the provisions of Schedules A and B and to the Conditions and Stipulations hereof.

                                   SCHEDULE A

1.   Effective date of this commitment is JANUARY 23, 1996 at 8:00 A.M.

2.   Policy or policies to be issued:    AMOUNT            PREMIUM

     (a) ALTA Owner's Policy             $1,200,000.00     $2,535.00 REGULAR
         Proposed Insured

         NATIONAL LODGING COMPANIES, INC., A MINNESOTA CORPORATION


     (b) ALTA Loan Policy                $        TBD      $75.00
         Proposed Insured

         TO BE DETERMINED

               Additional Charges:
                       Certificate(s) of Taxes Due:   $60.00
                       Extra Chain/Search Chg:
                       End Form:
                       End Form:
                       End Form:
                       End Form:

3. The estate or interest in the land described or referred to in this commitment and covered herein is fee simple and title thereto is at the effective date hereof vested in:

     E. WAYNE MOORE AND SARAH A. MOORE

4.   The land referred to in this commitment is described as follows:

     The Surface only of
     Lots 1 thru 15,
     Block 25,
     FREMONT (now Cripple Creek),
     Teller County, Colorado

                             SCHEDULE B - SECTION 1
                                  REQUIREMENTS

The following are requirements to be complied with:

Payment to or for the account of the grantors or mortgagors of the full consideration for the estate or interest to be insured.

Acceptable instrument(s) creating the estate or interest to be insured must be executed and duly filed for record, to wit:

1. Warranty Deed from Seller(s) to Buyer(s) conveying the land described herein. NOTE: A duly executed real property transfer declaration, signed by either the grantor or the grantee, should accompany this document.

2. Deed of Trust from the Borrower(s) to the Public Trustee for the use of the Lender.

3. Deed from Grand National Hotel & Casino, Inc., a Colorado corporation, properly relinquishing all interest it might have in subject property by virtue of Assignment recorded May 12, 1994 at Reception No. 420341.

4. Deed from Ron Ortner Productions, Inc., properly relinquishing all interest it might have in subject property as reflected by Assignment recorded May 12, 1994 at Reception No. 420341.

     NOTE: The above two deeds must either run to the purchaser hereunder or to some party conveying to the purchaser.

5. Certificate of Incorporation or of Good Standing of NATIONAL LODGING COMPANIES, INC,, A MINNESOTA CORPORATION.

6. Resolution of the governing board of NATIONAL LODGING COMPANIES, INC., a MINNESOTA Corporation, authorizing the within contemplated transaction; said Resolution must contain an acknowledged certification by an officer of said corporation with the corporate seal affixed.

     NOTE: This commitment is issued contingent upon approval of the underwriter, TICOR TITLE INSURANCE COMPANY. Following approval, this contingency will be deleted, but any parties relying hereon should first ascertain that this note has been deleted prior to closing the contemplated transaction. The company reserves the right to assert additional requirements as part of the deletion of this contingency.

                             SCHEDULE B - SECTION 2
                                   EXCEPTIONS

The policy or policies to be issued will contain exceptions for any and all unpaid taxes and assessments and exceptions to the following unless the same are disposed of to the satisfaction of the Company:

1. Rights or claims of parties in possession not shown by the public records; water rights, claims or title to water.

2.   Easements, or claims of easements, not shown by the public records.

3. Discrepancies, conflicts in boundary lines, shortage in area, encroachments, and any facts which a correct survey and inspection of the premises would disclose and which are not shown by the public records.

4. Any lien, or right to a lien, for services, labor, or material heretofore or hereafter, furnished, imposed by law and not shown by the public records.

5. Defects, liens, encumbrances, adverse claims, or other matters, if any, created, first appearing in the public records or attaching subsequent to the effective date hereof but prior to the date the proposed insured acquires for value of record the estate or interest or mortgage thereon covered by this Commitment.

6.   Taxes for the year 1996, a lien, but not yet due and payable.

7. Right of way for existing roads, ditches, flumes, pipes and power lines, and easements therefor, insofar as the same might affect subject property.

8. Reservations of all mineral rights as contained in various documents of record.

9.   Easement as described in document recorded July 21, 1992 in Book 616 Page
     10.  See copy(s).

IF THE LAND DESCRIBED IN SCHEDULE A OF THIS COMMITMENT FOR TITLE INSURANCE IS SINGLE FAMILY RESIDENCE (INCLUDING A CONDOMINIUM OR TOWNHOUSE UNIT), THE PROPOSED OWNER'S POLICY INSURED IS NOTIFIED:

1. Colorado Insurance Regulations requires that every title entity shall be responsible for all matters which appear of record prior to the time of recording whenever the title entity conducts the closing and is responsible for recording or filing of legal documents resulting from the transaction which was closed;

2. Exception No. 4 of Schedule B, Section 2 may be deleted from the owner's policy, when issued, upon satisfaction of underwriting requirements.
     These requirements may include indemnity agreements, approval of financial status of an indemnitor, examination of lien waivers, a physical inspection of the property and/or such additional requirements or information as the Company may deem necessary.

                              DISCLOSURE STATEMENT

Colorado Revised Statutes Section 10-11-122 requires that "every title insurance agent or title insurance company shall provide, along with each title commitment issued, for the sale of residential real property as defined in
Section 39-1-102(14.5), C.R.S., a statement disclosing the following information:

(A) That the subject real property may be located in a special taxing district;

(B) That a certificate of taxes due listing each taxing jurisdiction may be obtained from the county treasurer or the county treasurer's authorized agent;

(C) That information regarding special districts and the boundaries of such districts may be obtained from the Board of County Commissioners, the County Clerk and Recorder or the County Assessor."